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                                                               EXHIBIT 99.(a)(7)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer. --Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------------      -----------------------------------------------------------
                                           Give the                                                        Give the EMPLOYER
For this type of account:                  SOCIAL SECURITY                  For this type of account:      IDENTIFICATION
                                           number of--                                                     number of--
1.  An individual's account                The individual                   9.   A valid trust, estate,    The legal entity (Do not
                                                                                 or pension trust          furnish the identifying
                                                                                                           number of the personal
                                                                                                           representative or trustee
                                                                                                           unless the legal entity
                                                                                                           itself is not designated
                                                                                                           in the account title.)(5)

2.  Two or more individuals (joint         The actual owner of the          10.  Corporate account         The corporation
    account)                               account or, if combined
                                           funds, any one of the
                                           individuals(1)

3.  Husband and wife (joint account)       The actual owner of the          11.  Religious, charitable,    The organization
                                           account or, if joint                  or educational
                                           funds, either person(1)               organization account


4.  Custodian account of a minor           The minor(2)                     12.  Partnership account       The partnership
    (Uniform Gift to Minors Act)                                                 held in the name of
                                                                                 the business

5.  Adult and minor (joint account)        The adult or, if the             13.  Association, club, or     The organization
                                           minor is the only                     other tax-exempt
                                           contributor the                       organization
                                           minor(1)

6.  Account in the name of guardian        The ward, minor, or              14.  A broker or registered    The broker or nominee
    or committee for a designated          incompetent person(3)                 nominee
    ward, minor, or, incompetent
    person

7.  a.  The usual revocable savings        The grantor-trustee(1)           15.  Account with the          The public entity
        trust account (grantor is also                                           Department of Agriculture
        trustee)                                                                 in the name of a public
                                                                                 entity (such as a State
    b.  So-called trust account that is                                          or local government,
        not a legal or valid trust under   The actual owner(1)                   school district, or
        State law.                                                               prison) that receives
                                                                                 agriculture program
                                                                                 payments

8.  Sole proprietorship account            The owner (4)
-------------------------------------------------------------------      -----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                     Page 2


Obtaining a Number                                  . Payments of tax-exempt interest (including
If you don't have a taxpayer                          exempt-interest dividends under section 852).
identification number or you don't know             . Payments described in section 6049(b)(5)
your number, obtain Form SS-5,                        to non-resident aliens.
Application for a Social Security                   . Payments on tax-free covenant bonds under
Number Card, or Form SS-4, Application                section 1451.
for Employer Identification Number, at              . Payments made by certain foreign organizations.
the local office of the Social Security             . Payments made to a nominee.
Administration or the Internal Revenue             Exempt payees described above should file Form W-9
Service and apply for a number.                    to avoid possible erroneous backup withholding.
                                                   FILE THIS FORM WITH THE PAYER, FURNISH YOUR
                                                   TAXPAYER IDENTIFICATION NUMBER WRITE "EXEMPT" ON
Payees Exempt from Backup Withholding              THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.
Payees specifically exempted from backup           IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR
withholding on ALL payments include the            PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
following:                                         Certain payments other than interest, dividends,
                                                   and patronage dividends, that are not subject to
  .A corporation.                                  information reporting are also not subject to
  .A final institution.                            backup withholding. For details, see the
  .An organization exempt from tax under           regulations under sections 6041, 6041A(a), 6045,
   section 501(a), or an individual                and 6050A. Privacy Act Notice. --Section 6109
   retirement plan.                                requires most recipients of dividend, interest, or
  .The United States or any agency or              other payments to give taxpayer identification
   instrumentality thereof.                        numbers to payers who must report the payments to
  .A State, the District of Columbia, a            IRS. IRS uses the numbers for identification
   possession of the United States, or             purposes. Payers must be given the numbers whether
   any subdivision or instrumentality              or not recipients are required to file tax
   thereof.                                        returns. Beginning January 1, 1984, payers must
  .A foreign government, a political               generally withhold 20% of taxable interest,
   subdivision of a foreign government,            dividend, and certain other payments to a payee
   or any agency or instrumentality                who does not furnish a taxpayer identification
   thereof.                                        number to a payer. Certain penalties may also
  .An international organization or any            apply.
   agency, or instrumentality thereof.
  .A registered dealer in securities or            Penalties
   commodities registered in the U.S. or           (1) Penalty for Failure to Furnish Taxpayer
   a possession of the U.S.                        Identification Number. -- If you fail to furnish
  .A real estate investment trust.                 your taxpayer identification number to a payer,
  .A common trust fund operated by a               you are subject to a penalty of $50 for each such
   bank under section 584(a)                       failure unless your failure is due to reasonable
  .An exempt charitable remainder trust,           cause and not to willful neglect.
   or a non-exempt trust described in              (2) Failure to Report Certain Dividend and
   section 4947(a)(1).                             Interest Payments. -- If you fail to include any
  .An entity registered at all times               portion of an includible payment for interest,
   under the Investment Company Act of             dividends, or patronage dividends in gross income,
   1940.                                           such failure will be treated as being due to
  .A foreign central bank of issue.                negligence and will be subject to a penalty of 5%
 Payments of dividends and patronage               on any portion of an under-payment attributable to
dividends not generally subject to                 that failure unless there is clear and convincing
backup withholding include the                     evidence to the contrary.
following:                                         (3) Civil Penalty for False Information With
  .Payments to nonresident aliens                  Respect to withholding. -- If you make a false
   subject to withholding under section            statement with no reasonable basis which results
   1441.                                           in no imposition of backup withholding, you are
  .Payments to partnerships not engaged            subject to a penalty of $500.
   in a trade or business in the U.S.              (4) Criminal Penalty for Falsifying Information. --
   and which have at least one                     Falsifying certifications or affirmations may
   nonresident partner.                            subject you to criminal penalties including fines
  .Payments or patronage dividends where           and/or imprisonment. FOR ADDITIONAL INFORMATION
   the amount received is not paid in              CONTACT YOUR TAX CONSULTANT OR THE INTERNAL
   money.                                          REVENUE SERVICE
  .Payments made by certain foreign
   organizations.
  .Payments made to a nominee.
 Payments of interest not generally
subject to backup withholding include
the following:
  .Payments of interest on obligations
   issued by individuals.  Note: You may
   be subject to backup withholding if
   this interest is $600 or more and is
   paid in the course of the payer's
   trade or business and you have not
   provided your correct taxpayer
   identification number to the payer.